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                                                                    EXHIBIT 23.3



                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in the September 30, 1998 Registration Statement on Form S-4 of our report, dated January 31, 1997, except for Note 2 as to which the date is June 23, 1997, December 12, 1997, June 9, 1998, July 1, 1998 and July 2, 1998, relating to the consolidated financial statements of Premier Bancshares, Inc. and subsidiaries, continued in the annual report on Form 10-K for the year ended December 31, 1997, and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                        /s/ MAULDIN & JENKINS, LLC



Atlanta, Georgia
September 30, 1998